Exhibit 23.2

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

ARS Networks, Incorporated
100 Walnut Street
Champlain, New York  12919

We hereby consent to the incorporation by reference in the Registration Statement of our report dated April 30, 2002, relating to the consolidated financial statements of ARS Networks, Incorporated and Subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Lougen, Valenti, Bookbinder & Weintraub, LLP
Lougen, Valenti, Bookbinder & Weintraub, LLP
Amherst, New York
December 20, 2002